                                                                    EXHIBIT 99.2

                                  STEPHEN ADAMS
                            2575 VISTA DEL MAR DRIVE
                                VENTURA, CA 93001

                                November 11, 2002

Banc of America Specialty Finance, Inc.
Bank of America, N.A.
100 N. Tampa Street, Suite 1700
Tampa, Florida 33602

         Re: Amended and Restated Loan and Security Agreement dated March 8, 2001 (as amended, modified and supplemented, the "Senior Loan Agreement") among Banc of America Specialty Finance, Inc. ("Specialty Finance"), Bank of America, N.A. ("Bank of America" and collectively with Specialty Finance called the "Senior Lender"), Holiday RV Superstores, Inc. ("Borrower") and Borrower's subsidiaries named therein ("Subsidiaries")

Gentlemen:

         This letter serves as the commitment and agreement by the undersigned to purchase or cause one or more of his affiliates to purchase the outstanding indebtedness of Borrower to the Senior Lenders under the Senior Loan Agreement on or before December 12, 2002 for the then outstanding principal amount of the indebtedness owed by Borrower and Subsidiaries to Senior Lender under the Senior Loan Agreement, plus all accrued and unpaid interest thereon, plus other fees then due by Borrower or Subsidiaries to Senior Lender in connection therewith, plus the Senior Lender's reasonable attorneys fees and costs incurred in connection therewith (collectively the "Senior Debt") for a purchase price (the "Purchase Price") equal to the amount of the Senior Debt; provided that the Senior Lender has not since the date hereof (i) declared an "Event of Default" as defined in the Senior Loan Agreement, (ii) except for the liquidation of the Pledged CD as contemplated by the Fourth Amendment to the Senior Loan Agreement, taken action to foreclose, offset against any amount or otherwise exercise any remedies against the Borrowers, Guarantors or the Collateral (as such terms are defined in the Senior Loan Agreement), and (iii) instituted any bankruptcy, insolvency or similar proceeding against the Borrowers or Guarantors.

         The Purchase Price will be paid in immediately available United States Dollars contemporaneous with the transfer and assignment by Senior Lender to the undersigned or his designee of Senior Debt, the Senior Loan Agreement and the Senior Lender's interest in the Collateral described in the Senior Loan Agreement and the Senior Lender's interest in the other Senior Loan Documents; provided, however, the undersigned acknowledges the Collateral no longer includes the Pledged CD, Tampa Property, or Las Cruces Property and that the specific items of the Collateral have changed since March 15, 2002 and will change hereafter.

         THE FOREGOING ASSIGNMENT WILL BE WITHOUT RECOURSE AND WITHOUT ANY WARRANTIES OTHER THAN TITLE. Senior Lender's agreement to assign as provided herein is subject to the execution and delivery by the Borrowers and Guarantors of acceptable acknowledgements and releases in favor of Senior Lender with respect to the Senior Debt or otherwise.

         As an inducement for the undersigned to enter into this letter agreement, Senior Lender represents and warrants to the undersigned that, to the best of its knowledge, the Senior Loan Agreement and all material loan documents related (collectively the "Senior Loan Documents") are listed in SCHEDULE A to this letter (not including, however, all financing statements which may be filed or recorded) or are described in said Amended and Restated Loan and Security Agreement dated March 8, 2001 ("Restated Agreement"), First Amendment to the Restated Agreement, Second Amendment to the Restated Agreement, Third Amendment to the Restated Agreement, and Fourth Amendment to the Restated Agreement.

         Within five (5) business days of execution of this letter, Senior Lender shall ship to the undersigned or his counsel copies of the documents listed in Schedule A and any repurchase agreements pertaining to Holiday RV or the Subsidiaries which are in its possession or control. The undersigned acknowledges that he is not acquiring from the Senior Lender any rights in repurchase agreements to the extent they are not assignable or the manufacturer has the right to object to such assignment or if any such assignment would result in the Senior Lender incurring any obligations after such assignment.

         The undersigned agrees that he will complete his independent review and analysis of the Senior Debt and Senior Loan Documents prior to December 12, 2002. He further agrees that any assignment document pertaining to his acquisition shall contain the acknowledgment that he and/or his authorized agents and attorneys have reviewed the Senior Loan Documents and other matters pertaining to the Senior Debt which the undersigned considers material to his decision to acquire the same.

         To the extent the undersigned or his agents or counsel cannot obtain a particular document from the public records or the Borrower and a written request is made to Senior Lender on or before December 12, 2002, listing a specific document, Senior Lender will promptly provide the undersigned a copy of the requested document to the extent is has possession or control of the same. Upon payment of the Purchase Price, Senior Lender will deliver to the undersigned or his designated agent the originals of any of the Senior Loan Documents that it has in its possession or control.

         After December 12, 2002, Senior Lender agrees to reasonably cooperate with the undersigned with respect to providing information and additional non-privileged documents within its possession or control that are necessary for the undersigned to enforce its acquired rights and remedies in the Senior Loan Documents. The undersigned agrees to pay for the reasonable out of pocket expenses incurred by Senior Lender in connection therewith.

         Until (a) December 13, 2002 at 5:00 p.m. (eastern time) unless the undersigned acquires the same as provided herein or (b) an Event o f Default occurs thereunder, Senior Lender and agrees not to modify, amend or supplement the Senior Loan Documents after the date hereof such that it would adversely and materially affect the rights of the Senior Lender, without the prior written consent of the undersigned; provided, however, Senior Lender shall be permitted to act at all times to protect its rights and remedies under the Senior Loan Documents, including any action required in any insolvency proceedings.

         If the foregoing correctly states our agreement and understanding, please countersign this letter in the space below and thereby confirm the representations, warranties and agreements of the Senior Lender as set forth in the immediately preceding paragraph.

Sincerely,


Stephen Adams

Confirmed and Agreed:

BANC OF AMERICA SPECIALTY FINANCE, INC.


By /s/ Gary A. Brown
   ---------------------------------

Its Sr. Vice President
   ---------------------------------


BANK OF AMERICA, N.A.


By /s/ Gary A. Brown
   ---------------------------------

Its Sr. Vice President
   ---------------------------------